EX-99.B11


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 14, 1997, on the December 31, 1996 financial statements of The Pillar Funds, included in the previously filed Form N-30D dated February 27, 1997, and to all references to our firm included in or made part of this Post-Effective Amendment No. 15 to the Registration Statement File No. 33-44712.


                                                  /s/ ARTHUR ANDERSEN LLP


Philadelphia, Pa.,
  January 29, 1998

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